GulfMark to Present at the Lehman Brothers
CEO Energy/Power Conference and the Pareto
Securities’ 13th Oil and Offshore Conference

August 31, 2006 - Houston - GulfMark Offshore, Inc. (NASDAQ:GMRK) announced today that it will present at both the Lehman Brothers CEO Energy/Power Conference and the Pareto Securities’ 13th Oil and Offshore Conference on Wednesday, September 6, 2006.

Bruce Streeter, the Company’s President and Chief Operating Officer, and David Rosenwasser, the Company’s Director - Business Development, will present at the Lehman Brothers CEO Energy/Power Conference in New York on Wednesday, September 6, 2006 at 10:25 a.m. Participants may listen to a webcast of the presentation by going to http://customer.talkpoint.com/LEHM002/090506a_jw/default.asp?entity=Gulfmark

In addition, Ed Guthrie, the Company’s Executive Vice President - Finance and David Kenwright, the Managing Director of the Company’s North Sea operations, will present at the Pareto Securities’ 13th Oil and Offshore Conference in Oslo, Norway on Wednesday, September 6, 2006 at 5:05 p.m.

The presentations will be available on Wednesday, September 6th on GulfMark's web site at: www.gulfmark.com

The presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where GulfMark operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in GulfMark’s filings with the SEC, including its Form 10-k for the year ended December 31, 2005. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.

GulfMark provides marine transportation services to the energy industry through a fleet of sixty (60) offshore support vessels, primarily in the North Sea, offshore Southeast Asia, and the Americas.

Contact:  Edward A. Guthrie, Executive Vice President
                              (713) 963-9522